Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2023, with respect to the consolidated financial statements of NexPoint Real Estate Finance, Inc.

/s/ KPMG LLP

Dallas, Texas

January 29, 2024